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                                                                    EXHIBIT 23.6

                          CONSENT OF BDO INTERNATIONAL

Jobline International AB
Stockholm, Sweden

    We hereby consent to the incorporation by reference in this Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated August 17, 2001, relating to the financial statements of International Jobline AB and the consolidated financial statements of Jobline International AB and subsidiaries appearing in TMP Worldwide Inc.'s Current Report on Form 8-K dated September 7, 2001.

    We also consent to the reference to our firm under the caption "Experts" in the Proxy Statement/ Prospectus constituting a part of this Registration Statement on Form S-4.

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
                                                       /s/ BDO International
                                                       -------------------------------
                                                       BDO International
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London, England
October 17, 2001